News Release

Media Inquiries	Investor Inquiries
Bill Price 908-582-4820 (office)	John DeBono 908-582-7793 (office)
800-759-8888, Pin # 2584777 (pager)	888-417-3212 (pager)
williamprice@lucent.com	debono@lucent.com

Frank Briamonte	Dina Fede
908-582-3193 (office)	908-582-0366 (office)
800-607-9849 (pager)	fede@lucent.com
fbriamonte@lucent.com

LUCENT TECHNOLOGIES REPORTS RESULTS FOR SECOND QUARTER OF FISCAL 2004

•	Records third consecutive quarter of profitability with net income of $68 million or 2 cents per diluted share

•	Posts revenues of $2.19 billion for the quarter

FOR IMMEDIATE RELEASE: TUESDAY, April 20, 2004

     MURRAY HILL, N.J. — Lucent Technologies (NYSE: LU) today reported results for the second quarter of fiscal 2004, which ended March 31, 2004, in accordance with U.S. generally accepted accounting principles (GAAP). Lucent reported net income of $68 million or 2 cents per diluted share. These results compare with net income of $338 million or 7 cents per diluted share in the first quarter of fiscal 2004 and a net loss of $351 million or 14 cents per diluted share in the year-ago quarter.

     The company recorded revenues of $2.19 billion in the quarter, a decrease of 3 percent sequentially and 9 percent from the year-ago quarter. The company recorded revenues of $2.26 billion in the first quarter of fiscal 2004 and recorded $2.40 billion in the year-ago quarter.

     The second quarter’s earnings per share included a charge associated with the revaluation of warrants that are expected to be issued as part of Lucent’s global settlement of shareowner litigation, which was partially offset by certain income tax benefits and bad debt and customer financing recoveries. The net effect of these items was a negative impact of about 1 cent per diluted share.1

The impact of similar items, as well as business restructuring and the repurchase of convertible securities and certain debt obligations, resulted in a favorable impact of 4 cents per diluted share in the first quarter of fiscal 2004 and an unfavorable impact of 6 cents per share in the year-ago quarter.1

EXECUTIVE COMMENTARY

     “We achieved our third straight quarter of profitability and continued to make progress on many of our key priorities this quarter,” said Lucent Technologies Chairman and CEO Patricia Russo. “Our Mobility business remained strong, highlighted by an agreement with Verizon Wireless to provide mobile networking equipment for its high-speed wireless data service. We increased our optical business by delivering next-generation solutions to customers around the world, and we announced five new customers for our Accelerate VoIP solutions. We also announced three new partnerships to enhance our next-generation networking portfolios and enterprise network security offerings.

     “We continued to gain traction in some of the areas we have targeted for growth, such as services and the government sector. Our services business is growing and we continue to focus on areas like professional and managed services. On the government side, we announced another contract for the rebuilding of Iraq’s infrastructure — our first time in the role of prime contractor there. And we announced important new contracts in Asia and Europe with customers like China Unicom, China Telecom, Telefónica and T-Com,” said Russo.

     “Today’s communications networks are gearing up to deliver more personalized and manageable communications services for enterprises and consumers in what we think of as a new convergence,” said Russo. “Our customers are bundling and blending new voice, video and data services on increasingly complex, high-bandwidth networks, and that is starting to translate into selective capital investments by service providers. As these services and networks converge to give users more seamless and simple access to communications, telecommunications should become a more stable, growing industry again. We have already aligned our Bell Labs R&D expertise, multivendor services strength, product portfolio and sales to seize on that market opportunity.”

     Lucent Technologies Chief Financial Officer Frank D’Amelio said, “We continued to benefit from our operational improvements of the past few years and delivered another profitable quarter. We will continue to manage our cost and expense profile, while investing in leading edge technologies for next-generation networks and professional and managed services.

2

     “At this point, we now expect annual revenues to increase on a percentage basis in the low single digits for the fiscal year. While we may still see some quarterly fluctuations, we continue to expect to report a profit for the year, excluding any additional impact from a revaluation of the warrants,” said D’Amelio.

GROSS MARGIN AND OPERATING EXPENSES

     Gross margin for the quarter was 43 percent of revenues as compared with a 41 percent gross margin rate for the first quarter of fiscal 2004. This quarter’s gross margin included the favorable impact of product mix and continued cost reductions.

     Operating expenses for the second quarter of fiscal 2004 were $623 million as compared with $648 million for the first quarter of fiscal 2004.

BALANCE SHEET UPDATE

     As of March 31, 2004, Lucent had $4.6 billion in cash and marketable securities. This represents an increase of more than $300 million from the previous quarter. The increase primarily resulted from certain customer settlements and financing recoveries.

REVIEW OF OPERATIONS – THREE MONTHS ENDED MARCH 31, 2004

     On a sequential basis, revenues in the United States decreased 2 percent to $1.32 billion, and revenues outside the United States decreased 4 percent to $875 million. Compared with the year-ago quarter, U.S. revenues and revenues outside the United States decreased by 9 percent and 8 percent, respectively.

Integrated Network Solutions (INS)

     Revenues for the second quarter of fiscal 2004 were $738 million, a decrease of 7 percent sequentially and a decrease of 5 percent compared with the year-ago quarter.

     In the second quarter, Lucent made several important contract, product and partnership announcements, including wins in areas such as metro optical, voice over Internet protocol (VoIP), and broadband access:

• Lucent continues to focus on helping service providers upgrade their metropolitan optical networks with an Ethernet-over-SONET/SDH solution made possible by our next-generation products such as Metropolis® DMX, Metropolis® ADM MultiService Mux and the LambdaUnite® MultiService Switch. This quarter, we announced contracts with T-Com, 360Networks and Wenzhou Telecom. Also during the quarter, Dell’Oro Group named LambdaUnite® MultiService Switch as the number one product in the optical switching market.

3

• Our Accelerate™ VoIP solutions, which support the convergence of traditional voice with next-generation services, announced five new customers this quarter, including China Telecom and T-Com, the fixed line business of Deutsche Telekom.

• Lucent continues to strengthen its product portfolio through selected partnerships. For example, in January, China Unicom announced it would adopt the MPLS core solution jointly developed by Lucent and Juniper Networks.

• As service providers continue to pursue the “triple play” of voice-video-data services for their end-user customers, Lucent’s access products, including Stinger® and the AnyMedia® Access System, were selected by Telefónica, Telekomunikacja Polska and Uni2.

Mobility Solutions

     Revenues for the second quarter of fiscal 2004 were $951 million, a decrease of 1 percent sequentially and a decrease of 13 percent compared with the year-ago quarter. The revenue for the first quarter included about $150 million related to the resolution of a prior network acceptance delay on a significant Mobility project outside the United States.

     In the second quarter, Lucent continued to show its strength in 3G spread spectrum technology:

• In the quarter, Lucent announced a $525 million agreement with Verizon Wireless to supply equipment for its CDMA2000 1X EV-DO high-speed data network – the fastest commercially available wide-area wireless data service offered in the U.S. today. Lucent also completed agreements to support the high-speed data networks of China Unicom and VIVO of Brazil.

• Demand for CDMA450 networks continues to grow, and in response Lucent is deploying a network for Uzbek Telecom throughout the western part of the Uzbek Republic, increasing the capacity of Delta Telecom’s SKYLINK network in Russia, and conducting a commercial trial with Anatel, the Federal Communications Agency in Brazil.

• Lucent continues to gain ground in the W-CDMA/UMTS market, winning a contract to provide advanced network management software for Telefónica Móviles España’s 3G UMTS network. Lucent and Novatel Wireless will provide jointly developed UMTS PC modem cards to mobile operators in Italy, Spain and Germany. Lucent and Novatel Wireless are the world’s leading providers of 3G W-CDMA (UMTS) wireless PC modem cards to support mobile high-speed data services.

• We also announced the Accelerate™ IP MultiMedia Subsystem, which enables mobile operators to cost-effectively deploy VoIP and multimedia services.

Lucent Worldwide Services (LWS)

     Revenues for the second quarter of fiscal 2004 were $479 million, an increase of 3 percent sequentially and an increase of 11 percent compared with the year-ago quarter.

4

     Lucent Worldwide Services continues to focus on broadening its services business with managed services wins and contributions to several other major contracts:

• Lucent announced 15 new contracts in the quarter, highlighted by the $75 million contract to be the prime systems integrator for the U.S. Department of Defense’s effort to rebuild and modernize communications systems in Iraq. Other significant service contracts in the quarter were signed with customers in the United States, China, Italy, Germany, Spain and Russia.

• Lucent’s Services business entered a strategic partnership with Enterasys Networks to help enterprise customers with multivendor networks withstand security threats, while safeguarding productivity and network uptime.

     The quarterly earnings conference call will take place today at 8:30 a.m. EDT and be broadcast live over the Internet at http://www.lucent.com/investor/conference/webcast040420.html. It will be maintained on the site for replay through Tuesday, April 27, 2004.

     Lucent Technologies designs and delivers the systems, services and software that drive next-generation communications networks. Backed by Bell Labs research and development, Lucent uses its strengths in mobility, optical, software, data and voice networking technologies, as well as services, to create new revenue-generating opportunities for its customers, while enabling them to quickly deploy and better manage their networks. Lucent’s customer base includes communications service providers, governments and enterprises worldwide. For more information on Lucent Technologies, which has headquarters in Murray Hill, N.J., USA, visit www.lucent.com.

This news release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about us, our future performance, the industries in which we operate, our beliefs and our management’s assumptions. In addition, other written or oral statements that constitute forward-looking statements may be made by or on behalf of us. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. These risks and uncertainties include: the failure of the telecommunications market to improve or improve at the pace we anticipate; continued negative cash flow; our ability to secure additional sources of funds on reasonable terms; our credit ratings; our ability to compete effectively; our reliance on a limited number of key customers; our exposure to the credit risk of our customers; our reliance on third parties to manufacture most of our products; the cost and other risks inherent in our long-term sales agreements; our product portfolio and ability to keep pace with technological advances in our industry; the complexity of our products; our ability to retain and recruit key personnel; existing and future litigation; our ability to protect our intellectual property rights and the expenses we may incur in defending such rights; changes in environmental health and safety laws; changes to existing regulations or technical standards; the social, political and economic risks of our foreign operations; and the costs and risks associated with our pension and postretirement benefit obligations. For a further list and description of such risks and uncertainties, see the reports filed by us with the Securities and Exchange Commission. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this news release, whether as a result of new information, future events, changes in assumptions, or otherwise.

1 Details on the significant items impacting results are available in Exhibit E in the accompanying financial reporting package.

# # #

5

LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
Index to Exhibits

Exhibit A	Consolidated statements of operations for the three months ended March 31, 2004, December 31, 2003 and March 31, 2003

Exhibit B	Consolidated statements of operations for the six months ended March 31, 2004 and March 31, 2003

Exhibit C	Consolidated balance sheets as of March 31, 2004, December 31, 2003 and September 30, 2003

Exhibit D	Consolidated statements of cash flows for the three months ended March 31, 2004 and December 31, 2003 and the six months ended March 31, 2004 and March 31, 2003

Exhibit E	Summary of significant items impacting results

Exhibit F	Segment and product information

Exhibit A

LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; amounts in millions, except per share amounts)

	Three months ended
	March 31,	December 31,	March 31,
	2004	2003	2003
REVENUES
Products	$1,715	$1,793	$1,972
Services	479	466	431

Total revenues	2,194	2,259	2,403

COSTS
Products	882	981	1,263
Services	374	359	378

Total costs	1,256	1,340	1,641

Gross margin	938	919	762
Gross margin %	42.8%	40.7%	31.7%
OPERATING EXPENSES
Selling, general and administrative, before (recovery of) provision for bad debts and customer financings	414	341	467
(Recovery of) provision for bad debts and customer financings	(99)	(14)	24

Selling, general and administrative	315	327	491
Research and development	325	292	382
Business restructuring (reversals) charges and asset impairments, net	(17)	29	(131)

Total operating expenses	623	648	742
Operating income	315	271	20
Other income (expense), net	(172)	79	(489)
Interest expense	97	113	79

Income (loss) from operations before income taxes	46	237	(548)
Benefit from income taxes	(22)	(101)	(197)

Net income (loss)	68	338	(351)
Conversion expense - 8.00% redeemable convertible preferred stock	—	(1)	(166)
Preferred dividends and accretion	—	12	(36)

Net income (loss) applicable to common shareowners	$68	$349	$(553)

Basic earnings (loss) per share applicable to common shareowners	$0.02	$0.08	$(0.14)
Diluted earnings (loss) per share applicable to common shareowners	$0.02	$0.07	$(0.14)

Weighted average number of common shares outstanding — basic	4,255	4,180	3,945

Weighted average number of common shares outstanding — diluted	4,346	5,136	3,945

Exhibit B

LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; amounts in millions, except per share amounts)

	Six months ended March 31,
	2004	2003
REVENUES
Products	$3,508	$3,560
Services	945	918

Total revenues	4,453	4,478

COSTS
Products	1,863	2,471
Services	733	791

Total costs	2,596	3,262

Gross margin	1,857	1,216
Gross margin %	41.7%	27.2%
OPERATING EXPENSES
Selling, general and administrative, before recovery of bad debts and customer financings	755	954
Recovery of bad debts and customer financings	(113)	(67)

Selling, general and administrative	642	887
Research and development	617	771
Business restructuring charges (reversals) and asset impairments, net	12	(150)

Total operating expenses	1,271	1,508
Operating income (loss)	586	(292)
Other income (expense), net	(93)	(467)
Interest expense	210	173

Income (loss) from operations before income taxes	283	(932)
Benefit from income taxes	(123)	(317)

Net income (loss)	406	(615)
Conversion expense - 8.00% redeemable convertible preferred stock	(1)	(266)
Preferred dividends and accretion	12	(61)

Net income (loss) applicable to common shareowners	$417	$(942)

Basic earnings (loss) per share applicable to common shareowners	$0.10	$(0.25)
Diluted earnings (loss) per share applicable to common shareowners	$0.09	$(0.25)

Weighted average number of common shares outstanding — basic	4,218	3,763

Weighted average number of common shares outstanding — diluted	4,784	3,763

Exhibit C

LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; amounts in millions, except per share amounts)

	March 31,	December 31,	September 30,
	2004	2003	2003
Assets:
Cash and cash equivalents (a)	$3,329	$3,431	$3,821
Marketable securities (a)	821	846	686
Receivables, less allowances of $140, $222 and $246, respectively	1,587	1,592	1,511
Inventories	789	690	632
Other current assets	933	847	1,183

Total current assets	7,459	7,406	7,833
Marketable securities (a)	439	—	—
Property, plant and equipment, net	1,479	1,534	1,593
Prepaid pension costs	5,013	4,837	4,659
Goodwill and other acquired intangibles, net	185	186	188
Other assets	1,206	1,456	1,492

Total assets	$15,781	$15,419	$15,765

Liabilities:
Accounts payable	$989	$977	$1,072
Payroll and benefit-related liabilities	953	806	1,080
Debt maturing within one year	907	917	389
Other current liabilities	2,903	2,634	2,479

Total current liabilities	5,752	5,334	5,020
Postretirement and postemployment benefit liabilities	4,707	4,731	4,669
Pension liability	2,270	2,384	2,494
Long-term debt	4,214	4,421	4,439
Liability to subsidiary trusts issuing preferred securities	1,152	1,152	1,152
Other liabilities	1,206	1,230	1,362

Total liabilities	19,301	19,252	19,136
Commitments and contingencies 8.00% redeemable convertible preferred stock (b)	—	—	868
Shareowners’ deficit:
Common stock (c)	43	42	42
Additional paid-in capital	22,610	22,349	22,252
Accumulated deficit	(22,389)	(22,457)	(22,795)
Accumulated other comprehensive income (loss)	(3,784)	(3,767)	(3,738)

Total shareowners’ deficit	(3,520)	(3,833)	(4,239)

Total liabilities, redeemable convertible preferred stock and shareowners’ deficit	$15,781	$15,419	$15,765

(a)	Cash and cash equivalents and marketable securities amounted to $4,589, $4,277 and $4,507 as of March 31, 2004, December 31, 2003 and September 30, 2003, respectively.

(b)	$1.00 per share par value; converted to debentures on November 24, 2003, and are included in debt maturing within one year as of December 31, 2003; 875 shares issued and outstanding as of September 30, 2003; $1,000.00 per share redemption value.

(c)	$0.01 per share par value; 10,000 authorized shares; 4,278 issued and 4,277 outstanding as of March 31, 2004, 4,205 issued and 4,204 outstanding as of December 31, 2003, and 4,170 issued and 4,169 outstanding as of September 30, 2003.

Exhibit D

LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; $ in millions)

	Three months ended		Six months ended March 31,
	March 31,	December 31,
	2004	2003	2004	2003
Operating Activities
Net income (loss)	$68	$338	$406	$(615)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Non-cash portion of business restructuring (reversals) charges	(1)	1	—	(173)
Depreciation and amortization	177	168	345	552
Recovery of bad debts and customer financings	(99)	(14)	(113)	(67)
Deferred income taxes	—	—	—	(135)
Pension credit	(280)	(274)	(554)	(491)
Other adjustments for non-cash items	212	(3)	209	284
Changes in operating assets and liabilities:
Decrease (increase) in receivables	17	(62)	(45)	71
(Increase) decrease in inventories and contracts in process	(211)	124	(87)	205
Increase (decrease) in accounts payable	21	(105)	(84)	(135)
Changes in other operating assets and liabilities	506	(430)	76	(531)

Net cash provided by (used in) operating activities	410	(257)	153	(1,035)

Investing Activities
Capital expenditures	(32)	(29)	(61)	(188)
Maturities (purchases) of short-term marketable securities	30	(160)	(130)	297
Purchases of long-term marketable securities	(439)	—	(439)	—
Other investing activities	6	30	36	97

Net cash (used in) provided by investing activities	(435)	(159)	(594)	206

Financing Activities
Net proceeds from short-term borrowings	1	1	2	113
Repayments of long-term debt	(166)	(62)	(228)	(15)
Issuance of common stock	86	76	162	14
Repayment of preferred stock	—	(21)	(21)	—
Other financing activities	6	—	6	—

Net cash (used in) provided by financing activities	(73)	(6)	(79)	112
Effect of exchange rate changes on cash and cash equivalents	(4)	32	28	28

Net decrease in cash and cash equivalents	(102)	(390)	(492)	(689)
Cash and cash equivalents at beginning of period	3,431	3,821	3,821	2,894

Cash and cash equivalents at end of period	$3,329	$3,431	$3,329	$2,205

Exhibit E

LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
SUMMARY OF SIGNIFICANT ITEMS IMPACTING RESULTS
(Unaudited; $ in millions, except per share amounts)

	Three months ended
	March 31,	December 31,	March 31,
	2004	2003	2003
Legal items (shareowner settlement)	$(192)	$(54)	$(415)
Pending SEC settlement	(25)	—	—
Recovery of bad debts and customer financings	110	14	—
Business restructuring reversals (charges) and asset impairments, net	17	(29)	142
Business disposition reserve	—	—	42
Gain on investment	—	64	—
Impact of early extinguishment of 8% convertible securities and other debt obligations	(3)	(4)	(253)
Related income tax impacts and other discrete tax items	55	191	237

Total	$(38)	$182	$(247)

Per share impact — basic	$(0.01)	$0.04	$(0.06)

Per share impact — diluted	$(0.01)	$0.04	$(0.06)

The above significant items impacting results were reflected in:
Gross margin	$—	$—	$11
Operating expenses	116	(15)	131
Other income (expense), net	(191)	75	(460)
Benefit from (provision for) income taxes	37	123	237
Conversion and redemption cost - 8% redeemable convertible preferred stock	—	(1)	(166)

	$(38)	$182	$(247)

Exhibit F

LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
SEGMENT AND PRODUCT INFORMATION
(Unaudited; $ in millions)

	Three months ended
	March 31,	December 31,	March 31,
	2004	2003	2003
Results by Segment *
Total Revenues
Integrated Network Solutions (INS)	$738	$790	$779
Mobility Solutions (Mobility)	951	960	1,095
Services	479	466	431
Other	26	43	98

Total revenues	$2,194	$2,259	$2,403

U.S. Revenues
INS	$362	$414	$449
Mobility	674	637	682
Services	258	256	228
Other	25	43	90

Total U.S. revenues	$1,319	$1,350	$1,449

Non-U.S. Revenues
INS	$376	$376	$330
Mobility	277	323	413
Services	221	210	203
Other	1	—	8

Total non-U.S. revenues	$875	$909	$954

Operating income (loss)
INS	$65	$196	$(38)
Mobility	378	172	249
Services	59	61	20

Total segment operating income	502	429	231
Recovery of (provision for) bad debts and customer financings	99	14	(24)
Business restructuring reversals (charges), net	17	(29)	142
Other	(303)	(143)	(329)

Total operating income	$315	$271	$20

Products and Services Revenues
Wireless	$951	$960	$1,095
Voice networking	299	363	394
Data and network management	222	231	225
Optical networking	217	196	160
Services	479	466	431
Other	26	43	98

Total revenues	$2,194	$2,259	$2,403

* Consistent with the change in our reporting structure as of October 1, 2003, segment information for periods prior to fiscal year 2004 has been reclassified to conform to the current periods’ presentation.